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                                                                    EXHIBIT 21.1

                    NEUROCRINE BIOSCIENCES INC. SUBSIDIARIES

NAME OF SUBSIDIARY                                STATE OF INCORPORATION

Neurocrine International LLC                             Delaware
Science Park Center LLC                                  California